SLM Student Loan Trust 2002-3
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I. Deal Parameters

Student Loan Portfolio Characteristics			3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$827,133,705.45	$24,627,606.54	$802,506,098.91
	ii	Interest to be Capitalized	11,797,177.86		11,209,073.29

	iii	Total Pool	$838,930,883.31		$813,715,172.20

	iv	Specified Reserve Account Balance	2,097,327.21		2,034,287.93

	v	Total Adjusted Pool	$841,028,210.52		$815,749,460.13

B	i	Weighted Average Coupon (WAC)	3.323%		3.335%
	ii	Weighted Average Remaining Term	114.65		111.80
	iii	Number of Loans	236,608		231,041
	iv	Number of Borrowers	138,053		129,361
	v	Aggregate Outstanding Principal Balance - T-Bill	$408,815,496.32		$365,193,769.86
	vi	Aggregate Outstanding Principal Balance - CP	$492,944,153.31		$448,521,402.34

							% of	% of
	Notes and Certificates			Spread	Balance 4/26/04	O/S Securities	Balance 7/26/04	O/S Securities
C	i	A-1 Notes	78442GDP8	0.010%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GDQ6	0.040%	50,815,210.52	6.042%	25,536,460.13	3.130%
	iii	A-3 Notes	78442GDR4	0.080%	232,000,000.00	27.585%	232,000,000.00	28.440%
	iv	A-4 Notes	78442GDS2	0.140%	512,277,000.00	60.911%	512,277,000.00	62.798%
	v	B Notes	78442GDT0	0.470%	45,936,000.00	5.462%	45,936,000.00	5.631%

	vi	Total Notes			$841,028,210.52	100.000%	$815,749,460.13	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,097,327.21	$2,034,287.93
	iv	Reserve Account Floor Balance ($)	$1,497,519.00	$1,497,519.00
	v	Current Reserve Acct Balance ($)	$2,097,327.21	$2,034,287.93

II. 2002-3 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$22,949,140.89
	ii	Principal Collections from Guarantor	4,561,916.10
	iii	Principal Reimbursements	62,991.68
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$27,574,048.67

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$79,387.29
	ii	Capitalized Interest	(3,025,829.42)

	iii	Total Non-Cash Principal Activity	$(2,946,442.13)

C	Total Student Loan Principal Activity		$24,627,606.54

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,839,157.26
	ii	Interest Claims Received from Guarantors	145,638.48
	iii	Collection Fees/Returned Items	30,790.42
	iv	Late Fee Reimbursements	139,017.85
	v	Interest Reimbursements	120,530.66
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	270,697.57
	viii	Subsidy Payments	1,150,773.93

	ix	Total Interest Collections	$4,696,606.17

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,280.76
	ii	Capitalized Interest	3,025,829.42

	iii	Total Non-Cash Interest Adjustments	$3,028,110.18

F	Total Student Loan Interest Activity		$7,724,716.35

G.	Non-Reimbursable Losses During Collection Period		$77,691.28

H.	Cumulative Non-Reimbursable Losses to Date		$724,167.99

III. 2002-3 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
	i	Principal Payments Received	$16,573,676.38
	ii	Consolidation Principal Payments	$10,937,380.61
	iii	Reimbursements by Seller	(3,597.78)
	iv	Borrower Benefits Reimbursed	43,991.08
	v	Reimbursements by Servicer	831.63
	vi	Re-purchased Principal	21,766.75

	vii	Total Principal Collections	$27,574,048.67

B	Interest Collections
	i	Interest Payments Received	$4,247,932.76
	ii	Consolidation Interest Payments	$158,334.48
	iii	Reimbursements by Seller	(132.18)
	iv	Borrower Benefits Reimbursed	99,949.90
	v	Reimbursements by Servicer	19,309.80
	vi	Re-purchased Interest	1,403.14
	vii	Collection Fees/Returned Items	30,790.42
	viii	Late Fees	139,017.85

	ix	Total Interest Collections	$4,696,606.17

C	Other Reimbursements		34,600.63

D	Administrator Account Investment Income		$0.00

E	Return funds borrowed for previous distribution		$—

	TOTAL FUNDS RECEIVED		$32,305,255.47
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,233,348.14)
F	TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT		$31,071,907.33

G	Servicing Fees Due for Current Period		$606,543.55

H	Carryover Servicing Fees Due		$—

I	Administration Fees Due		$20,000.00

J	Aggregate Swap Fees Due		$10,629.66

K	Total Fees Due for Period		$637,173.21

IV. 2002-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		%*		Principal Amount		%*
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	2.821%	2.821%	35,189	25,816	14.872%	11.174%	$138,346,577.79	$93,324,699.10	16.726%	11.629%

Grace
Current	2.821%	2.823%	8,346	11,875	3.527%	5.140%	$27,359,158.53	$53,128,612.15	3.308%	6.620%

TOTAL INTERIM	2.821%	2.821%	43,535	37,691	18.400%	16.314%	$165,705,736.32	$146,453,311.25	20.034%	18.249%
REPAYMENT
Active
Current	3.589%	3.579%	102,203	104,090	43.195%	45.053%	$332,743,581.79	$334,523,587.99	40.229%	41.685%
31-60 Days Delinquent	3.593%	3.569%	7,255	7,363	3.066%	3.187%	$25,111,743.63	$24,254,202.70	3.036%	3.022%
61-90 Days Delinquent	3.542%	3.546%	4,688	4,922	1.981%	2.130%	$16,894,881.12	$16,062,846.05	2.043%	2.002%
91-120 Days Delinquent	3.514%	3.545%	3,765	3,577	1.591%	1.548%	$13,907,492.45	$11,987,291.00	1.681%	1.494%
> 120 Days Delinquent	3.540%	3.541%	8,952	10,600	3.783%	4.588%	$27,720,135.22	$34,797,995.28	3.351%	4.336%

Deferment
Current	2.913%	2.908%	35,382	32,731	14.954%	14.167%	$123,902,793.04	$114,131,274.83	14.980%	14.222%

Forbearance
Current	3.540%	3.532%	29,772	28,802	12.583%	12.466%	$118,026,248.34	$116,713,889.64	14.269%	14.544%

TOTAL REPAYMENT	3.448%	3.450%	192,017	192,085	81.154%	83.139%	$658,306,875.59	$652,471,087.49	79.589%	81.305%
Claims in Process (1)	3.563%	3.494%	1,046	1,262	0.442%	0.546%	$3,097,895.74	$3,576,691.15	0.375%	0.446%
Aged Claims Rejected (2)	3.513%	3.420%	10	3	0.004%	0.001%	$23,197.80	$5,009.02	0.003%	0.001%
GRAND TOTAL	3.323%	3.335%	236,608	231,041	100.000%	100.000%	$827,133,705.45	$802,506,098.91	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase. *Percentages may not total 100% due to rounding.
* Percentages may not total 100% due to rounding.

V. 2002-3 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%
- GSL - Subsidized	3.280%	137,578	$412,943,045.98	51.457%
- GSL - Unsubsidized	3.198%	81,413	$318,147,759.19	39.644%
- PLUS Loans	4.210%	11,165	$67,878,749.63	8.458%
- SLS Loans	4.236%	885	$3,536,544.11	0.441%

- Total	3.335%	231,041	$802,506,098.91	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%
-Four Year	3.323%	184,310	$694,258,055.95	86.511%
-Two Year	3.381%	35,363	$79,551,319.83	9.913%
-Technical	3.501%	11,338	$28,619,135.22	3.566%
-Other	4.266%	30	$77,587.91	0.010%

- Total	3.335%	231,041	$802,506,098.91	100.000%

VI. 2002-3 Student Loan Rate Calculation and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period				$5,634,435.02
B	Interest Subsidy Payments Accrued During Collection Period				1,065,538.40
C	SAP Payments Accrued During Collection Period				558,267.22
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACTS)				92,542.10
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)				0.00

F	Net Expected Interest Collections				$7,350,782.74
G	Student Loan Rate
	i	Days in Calculation Period			91
	ii	Days in Year			360
	iii	Net Expected Interest Collections			$7,350,782.74
	iv	Primary Servicing Fee			$1,839,891.69
	v	Administration Fee			$20,000.00
	vi	Aggregate Swap Fees			$10,629.66
	vii	Total Pool Balance at Beginning of Collection Period			$838,930,883.31
	viii	Student Loan Rate ( ii / i ) * (( iii-iv-v-vi ) / vii )			2.58426%
H	Floating Rate Swap Payments Due to the Trust

			Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Aggregate Notional Swap Amounts	—	50,815,211	232,000,000	512,277,000	45,936,000
	ii	Libor Based Interest Rates	0.00000%	1.21000%	1.25000%	1.31000%	1.64000%
	iii	Student Loan Rate Cap	2.58426%	2.58426%	2.58426%	2.58426%	2.58426%
	iv	Excess Over Cap ( ii-iii)	0.00000%	0.00000%	0.00000%	0.00000%	0.00000%
	v	Floating Rate Swap Payments Due to the Trust	$0.00	$0.00	$0.00	$0.00	$0.00

VII. 2002-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.000000000	(4/26/04—7/26/04)	0.00000%
B	Class A-2 Interest Rate	0.003058611	(4/26/04—7/26/04)	1.21000%
C	Class A-3 Interest Rate	0.003159722	(4/26/04—7/26/04)	1.25000%
D	Class A-4 Interest Rate	0.003311389	(4/26/04—7/26/04)	1.31000%
E	Class B Interest Rate	0.004145556	(4/26/04—7/26/04)	1.64000%

VIII. 2002-3 Inputs From Original Data 3/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$827,133,705.45
	ii	Interest To Be Capitalized	11,797,177.86

	iii	Total Pool	$838,930,883.31
	iv	Specified Reserve Account Balance	2,097,327.21

	v	Total Adjusted Pool	$841,028,210.52

B	Total Note and Certificate Factor		0.54925618482
C	Total Note Balance		$841,028,210.52

D	Note Balance 4/26/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.0000000000	0.1129226900	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$0.00	$50,815,210.52	$232,000,000.00	$512,277,000.00	$45,936,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,097,327.21
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2002-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds (Sections III-F + VI-D +VI-H-v)		$31,164,449.43	$31,164,449.43
B	Primary Servicing Fees-Current Month		$606,543.55	$30,557,905.88
C	Administration Fee		$20,000.00	$30,537,905.88
D	Swap Fees
	i	Fixed Rate Swap Payment	$5,314.83	$30,532,591.05
	ii	Fixed Rate Swap Payment	$5,314.83	$30,527,276.22

	vi	Total Swap Fees	$10,629.66

E	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$30,527,276.22
	ii	Class A-2	$155,423.97	$30,371,852.25
	iii	Class A-3	$733,055.56	$29,638,796.69
	iv	Class A-4	$1,696,348.37	$27,942,448.32
	v	Class B	$190,430.24	$27,752,018.08

	vi	Total Noteholder’s Interest Distribution	$2,775,258.14

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$27,752,018.08
	ii	Class A-2	$25,278,750.39	$2,473,267.69
	iii	Class A-3	$0.00	$2,473,267.69
	iv	Class A-4	$0.00	$2,473,267.69
	v	Class B	$0.00	$2,473,267.69

	vi	Total Noteholder’s Principal Distribution	$25,278,750.39

G	Increase to the Specified Reserve Account Balance		$0.00	$2,473,267.69
H	Floating Rate Swap Payment Reimbursement		$0.00	$2,473,267.69
I	Carryover Servicing Fees		$0.00	$2,473,267.69
J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$2,473,267.69
	ii	Class A-2	$0.00	$2,473,267.69
	iii	Class A-3	$0.00	$2,473,267.69
	iv	Class A-4	$0.00	$2,473,267.69
	v	Class B	$0.00	$2,473,267.69

	vi	Total Noteholder’s Interest Carryover	$0.00

K	Excess to Reserve Account		$2,473,267.69	$0.00

X. 2002-3 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due	$0.00	$155,423.97	$733,055.56	$1,696,348.37	$190,430.24
	ii	Quarterly Interest Paid	0.00	155,423.97	$733,055.56	$1,696,348.37	190,430.24

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid	0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$0.00	$25,278,750.39	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	0.00	25,278,750.39	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$0.00	$25,434,174.36	$733,055.56	$1,696,348.37	$190,430.24

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/04	$841,028,210.52
	ii	Adjusted Pool Balance 6/30/04	815,749,460.13

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$25,278,750.39

	iv	Adjusted Pool Balance 3/31/04	$841,028,210.52
	v	Adjusted Pool Balance 6/30/04	815,749,460.13

	vi	Current Principal Due (iv-v)	$25,278,750.39
	vii	Principal Shortfalls from Previous Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$25,278,750.39

	ix	Principal Distribution Amount Paid	$25,278,750.39
	x	Principal Shortfall (viii — ix)	$—
C		Total Principal Distribution	$25,278,750.39
D		Total Interest Distribution	2,775,258.14

E		Total Cash Distributions	$28,054,008.53

F	Note Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	78442GDP8	$—	$—
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	78442GDQ6	$50,815,210.52	$25,536,460.13
		A-2 Note Pool Factor		0.1129226900	0.0567476892

	iii	A-3 Note Balance	78442GDR4	$232,000,000.00	$232,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GDS2	$512,277,000.00	$512,277,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	B Note Balance	78442GDT0	$45,936,000.00	$45,936,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,097,327.21
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$2,473,267.69

	iv	Total Reserve Account Balance Available			$4,570,594.90
	v	Required Reserve Account Balance			$2,034,287.93
	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$2,536,306.97
	viii	Ending Reserve Account Balance			$2,034,287.93

XI. 2002-3 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	1/1/04-3/31/04	1/1/03-12/31/03	1/1/02-12/31/02

Beginning Student Loan Portfolio Balance			$827,133,705.45	$889,698,667.50	$1,219,198,183.85	$1,477,552,160.73

	Student Loan Principal Activity
	i	Regular Principal Collections	$22,949,140.89	$58,886,623.95	$255,892,322.83	$99,598,739.14
	ii	Principal Collections from Guarantor	4,561,916.10	6,314,601.95	$26,476,478.65	$5,521,985.59
	iii	Principal Reimbursements	62,991.68	120,030.45	$63,676,955.77	$172,478,424.39
	iv	Other System Adjustments	—	—	—	—

	v	Total Principal Collections	$27,574,048.67	$65,321,256.35	$346,045,757.25	$277,599,149.12
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$79,387.29	$119,209.63	$1,318,920.77	$940,387.54
	ii	Capitalized Interest	(3,025,829.42)	(2,875,503.93)	(17,865,161.67)	(20,185,559.78)

	iii	Total Non-Cash Principal Activity	$(2,946,442.13)	$(2,756,294.30)	$(16,546,240.90)	$(19,245,172.24)

(-)	Total Student Loan Principal Activity		$24,627,606.54	$62,564,962.05	$329,499,516.35	$258,353,976.88

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,839,157.26	$3,278,821.43	$17,851,148.09	$19,191,663.71
	ii	Interest Claims Received from Guarantors	145,638.48	218,226.93	$1,232,752.27	$222,153.55
	iii	Collection Fees/Returned Items	30,790.42	35,257.16	$104,283.19	$29,989.97
	iv	Late Fee Reimbursements	139,017.85	180,596.31	$639,362.59	$444,767.30
	v	Interest Reimbursements	120,530.66	16,435.00	$620,832.14	$1,876,259.75
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	270,697.57	302,471.31	$469,701.11	$686,410.66
	viii	Subsidy Payments	1,150,773.93	1,321,535.32	8,150,905.27	7,365,587.59

	ix	Total Interest Collections	$4,696,606.17	$5,353,343.46	$29,068,984.66	$29,816,832.53
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$2,280.76	$4,025.93	$(820,246.45)	$(689,900.79)
	ii	Capitalized Interest	3,025,829.42	2,875,503.93	17,865,161.67	20,185,559.78

	iii	Total Non-Cash Interest Adjustments	$3,028,110.18	$2,879,529.86	$17,044,915.22	$19,495,658.99

	Total Student Loan Interest Activity		$7,724,716.35	$8,232,873.32	$46,113,899.88	$49,312,491.52
(=)	Ending Student Loan Portfolio Balance		$802,506,098.91	$827,133,705.45	$889,698,667.50	$1,219,198,183.85

(+)	Interest to be Capitalized		$11,209,073.29	$11,797,177.86	$12,060,982.13	$16,125,991.01

(=)	TOTAL POOL		$813,715,172.20	$838,930,883.31	$901,759,649.63	$1,235,324,174.86

(+)	Reserve Account Balance		$2,034,287.93	$2,097,327.21	$2,254,399.12	$3,088,310.44

(=)	Total Adjusted Pool		$815,749,460.13	$841,028,210.52	$904,014,048.75	$1,238,412,485.30

XII. 2002-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jul-02	$1,445,408,015	12.28%

Oct-02	$1,340,681,796	17.97%

Jan-03	$1,235,324,175	20.22%

Apr-03	$1,146,276,530	20.52%

Jul-03	$1,106,576,035	18.08%

Oct-03	$986,809,641	20.67%

Jan-04	$901,759,650	21.29%

Apr-04	$838,930,883	20.96%

Jul-04	$813,715,172	19.18%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.